UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

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Humanigen, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35798 (Commission File No.)	77-0557236 (IRS Employer Identification No.)

830 Morris Turnpike, 4th Floor Short Hills, New Jersey 07078 (Address of principal executive offices and zip code)

(973) 200-3010 (Registrant's telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
	Emerging growth company		☐
	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 24, 2022, Humanigen, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Nasdaq Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a period of 180 calendar days, or until February 20, 2023, to regain compliance with the minimum bid price requirement.

As previously reported, on October 3, 2022, the Company received a letter from the Nasdaq Staff notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(2), as the Company’s market value of listed securities (“MVLS”) had been below the required minimum of $35 million for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was granted a period of 180 calendar days, or until April 3, 2023, to regain compliance with the minimum MVLS requirement.

As previously reported, on February 21, 2023, the Company received a letter from the Nasdaq Staff notifying the Company that because it had not regained compliance with the minimum bid price requirement as of February 20, 2023, and was not eligible for a second 180 day extension period, the Company’s securities would be suspended from trading on and delisted from The Nasdaq Capital Market, unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal Nasdaq’s delisting determination. The Nasdaq Staff’s letter also specifically noted that the Company does not comply with the stockholders’ equity initial listing requirement for the Nasdaq Capital Market.

As previously reported, the Company timely requested a hearing before the Panel to appeal Nasdaq’s delisting determination, which such hearing was scheduled for April 6, 2023 (the “Hearing”).

On April 5, 2023, prior to the Hearing, the Company received a letter from the Nasdaq Staff notifying the Company that it had not regained compliance with the minimum MVLS requirement as of April 3, 2023 and that this deficiency would serve as an additional basis for delisting the Company’s securities from Nasdaq. The Nasdaq Staff’s letter also informed the Company that the Panel would consider, and the Company should address, this additional deficiency at the Hearing.

At the Hearing held before the Panel on April 6, 2023, the Company outlined its plans for regaining compliance with the minimum bid price requirement, the minimum MVLS requirement, and other applicable requirements for listing on the Nasdaq Capital Market, and requested a 180-day extension, until August 21, 2023, to regain compliance with all applicable requirements.

A decision from the Panel is expected within 30 days. The suspension and delisting of the Company’s common stock from The Nasdaq Capital Market has been stayed pending completion of the hearing process and the expiration of any extension period that may be granted by the Panel, not to exceed 180 days from February 21, 2023. There can be no assurance that the Company will be granted an extension to regain compliance or, if granted, that the Company will regain compliance with the minimum bid price requirement, the minimum MVLS requirement or other Nasdaq listing requirements within the extended compliance period.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s plans to regain compliance with applicable listing requirements. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not be successful in its appeal to the Panel, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that the Panel may not grant the Company time to implement a corrective plan presented before the Panel or relief from a delisting determination, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief were granted, among other risks and uncertainties. These and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”), as updated in the Company’s Quarterly Reports on Form 10-Q, and the Company’s other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any forward-looking statements speak only as of the date of this Form 8-K and are based on information available to the Company as of the date of this Form 8-K, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUMANIGEN, INC.

Dated: April 6, 2023	By: /s/ Cameron Durrant
	Name:	Cameron Durrant
	Title:	Chairman of the Board and Chief Executive Officer